MONTEREY HOMES CORPORATION
                                     WARRANT

                    Common Stock Purchase Warrant Certificate

                                                            Warrants to Purchase
No. W-                                                                    Shares
      -----------------------                            -----------------

THIS IS TO CERTIFY that, for value received ___________ or registered assigns, is the registered holder ("Holder") of the number of Warrants ("Warrants") set forth above, each of which entitles the holder to purchase, subject to the terms and conditions set forth in the Warrant Agreement, which is hereby incorporated herein and made a part hereof, and as hereinafter set forth, at any time on or after October 17, 1994 and at or prior to the close of business on October 15, 2001, but not thereafter, one fully paid and non-assessable share of the common stock, $.01 par value per share ("Common Stock"), of MONTEREY HOMES CORPORATION, a Maryland corporation (the "Company"), or equivalent security of any successor to it (the "Company"), at a purchase price of $4.0634, as adjusted, for a term commencing on the date hereof and ending October 15, 2001 and to receive one or more certificates for the Common Stock or equivalent securities so purchased, upon satisfaction of one or more conditions precedent set forth herein and presentation and surrender to NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
ATTN: Corporate Trust Department, Sixth Street and Marquette Ave., Minneapolis, Minnesota 55479-0069 (the "Warrant Agent"), or its successor as Warrant Agent, with the form of subscription duly executed, and accompanied by payment of the purchase price of each share purchased, in U.S. dollars, either in cash or by certified check or bank cashier's check, payable to the order of the Warrant Agent. Fractional shares of the Company's Common Stock will not be issued upon the exercise of the Warrants. For each Warrant exercised, an additional .2069 shares of the fully paid and non-assessable shares of the Common Stock of the Company will be issued without the payment of any additional consideration.

         The Company covenants and agrees that all shares of Common Stock delivered upon the exercise of these Warrants will, upon delivery, be free from all taxes, liens and charges with respect to the purchase thereof hereunder. The Warrants shall not be exercisable in any jurisdiction where exercise would be unlawful. The Company will use its best efforts to qualify the shares that may be purchased upon exercise of these Warrants for sale in all jurisdictions where holders of the Warrants reside.

         The number of shares of Common Stock, or other equivalent equity security, issuable upon the exercise of these Warrants and the purchase price shall be subject to adjustment from time to time, in certain events, as set forth in the Warrant Agreement, including certain sales of additional stock, stock options, convertible securities, distribution of stock dividends, stock splits, reclassifications or mergers.

         The Company agrees at all times to reserve or hold available, or cause to reserve or hold available, a sufficient number or shares of its Common Stock, or other equivalent equity security, to cover the number of shares, or other equivalent equity security, issuable upon the exercise of these and all other Warrants of like tenor then outstanding.

         This Warrant Certificate does not entitle the holder hereof, either at law or in equity, to any voting rights or other rights as a stockholder of the Company, or to any other rights whatsoever except the rights expressly herein set forth, and no dividend shall be payable or accrue in respect of these Warrants or the interest represented hereby, or the shares that may be purchased upon exercise hereof until or unless, and except to the extent that, these Warrants shall be duly exercised.

         This Warrant Certificate is exchangeable at any time prior to expiration upon the surrender hereof by the registered holder to the Warrant Agent for one or more new Warrant Certificates of like tenor and date representing in the aggregate the right to purchase the number of shares that may be purchased upon exercise hereof, each of such new Warrant Certificates to represent the right to purchase such number of shares as may be designated by the registered holder at the time of such surrender.

         The Company may deem and treat the registered holder of this Warrant Certificate at any time as the absolute owner hereof and the Warrants covered hereby for all purposes and shall not be affected by any notice to the contrary.

         The issuance of the Warrants covered by this Warrant Certificate is subject to the terms of the Warrant Agreement which is available at the principal corporate trust office of the Warrant Agent. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is hereby made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Warrant Agent, the Company and the holders of the Warrants. A copy of the Warrant Agreement is on file at the above mentioned office of the Warrant Agent.

         This Warrant Certificate shall not be valid or obligatory for any purpose unless countersigned by the Warrant Agent.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officers, and the corporate seal hereunto affixed.

Dated:
      --------------------------------
                                                     MONTEREY HOMES CORPORATION

                                                     By:
                                                        ------------------------
                                                              ITS PRESIDENT

ATTEST:


-----------------------------------
SECRETARY

This  is  one of the  Warrants  referred  to in  the  within  mentioned  Warrant
Agreement.

Countersigned:
NORWEST BANK MINNESOTA,
NATIONAL ASSOCIATION
Warrant Agent

By:
   -----------------------------------
         Authorized Representative

                       Form of Reverse Side of Certificate

                  The Warrants represented by this certificate are subject to restrictions on Transfer or exercise for the purpose of the Corporation's maintenance of the net operating loss carry-overs, capital loss carry-overs and built-in losses to which the Corporation is entitled pursuant to the Internal Revenue Code of 1986, as amended. Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, no person may engage in any Transfer that is with any other person if such Transfer would cause the Ownership Interest Percentage of any person or Public Group to increase to 4.9 percent or above, or from 4.9 percent or above to a greater Ownership Interest Percentage, or would create a new Public Group. Any attempted Transfer that is prohibited by the Corporation's Charter shall be void ab initio, and all right with respect to the Prohibited Interests shall remain the property of the person who initially purported to Transfer the Prohibited Interests until such time as the Prohibited Interests are resold as provided in the Corporation's Charter. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Warrants on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at the Corporation's principal executive office.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this Bond, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -    as tenants in common                    UNIF GIFT MIN ACT- . . . . .Custodian . . . . . . .
                                                                         (Cust)               (Minor)
                                                     under Uniform Gifts (Transfer) to Minors Act
                                                     . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                         (State)
TEN ENT -    as tenants by the entireties

JT TEN -     as joint tenants with right of
             survivorship and not as tenants
             in common

           Additional abbreviations may also be used though not in the above list.

                                 ASSIGNMENT FORM

To assign this Warrant, fill in the form below:

I or we assign and transfer this Warrant to:
(INSERT ASSIGNEE'S SOCIAL SECURITY
   OR TAX IDENTIFICATION NO.)
 ________________________________
|                                |
|                                |
|________________________________|


________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________________ as agent to transfer this Warrant on the books of the Company. The agent may substitute another to act for him.

Date:_____________________       Your Signature:________________________________
                                 (Sign exactly as your name appears on the other
                                  side of this Note)

Signature Guarantee:____________________________________________________________

By _______________________________________
The signature should be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

                                  SUBSCRIPTION

                (To be completed and signed only upon an exercise
                      of the Warrants in whole or in part)

TO: _______________________________________________
    as Warrant Agent for Monterey Homes Corporation

         The undersigned, the Holder of the attached Warrants, hereby irrevocably elects to exercise the purchase right represented by the Warrants for, and to purchase thereunder, ____________ Shares (as such terms are defined in the Warrant dated October 17, 1994) from Monterey Homes Corporation (or other securities or property), and herewith makes payment of $_______________ therefor in cash or by certified or official bank check. The undersigned hereby requests that the Certificate(s) for such securities be issued in the name(s) and delivered to the address(es) as follows:

Name:___________________________________________________________________________
Address:________________________________________________________________________
Deliver to:_____________________________________________________________________
Address:________________________________________________________________________

         If the foregoing Subscription evidences an exercise of the Warrants to purchase fewer than all of the Shares to which the undersigned is entitled under such Warrants, please issue a new Warrant, of like tenor, for the remaining Shares or Warrants (or other securities or property) in the name(s), and deliver the same to the address(es), as follows:

Name:___________________________________________________________________________
Address:________________________________________________________________________

DATED:________________________________ , 19____.


                                   ____________________________________________
                                   (Name of Holder)

                                   ____________________________________________
                                   (Signature of Holder or Authorized Signatory)

                                   ____________________________________________
                                   (Social Security or Taxpayer Identification
                                   Number of Holder)

Signature Guarantee:____________________________________________________________

By:____________________________________________
This signature should be guaranteed by an eligible
guarantor institution (a bank, stockbroker, savings
and loan association or credit union with membership
in an approved signature guarantee medallion program)
pursuant to Rule 17Ad-15 of the Securities Exchange
Act of 1934.